Exhibit 99.1

Yield10 Bioscience Announces Pricing of $2.3 Million Registered Direct Offering

WOBURN, Mass. — July 3, 2017 — Yield10 Bioscience, Inc. (NASDAQ:YTEN) today announced that it has entered into a securities purchase agreement with certain new institutional investors and with participation by existing investor Jack W. Schuler and providing for the purchase and sale of 570,784 shares of common stock at a price of $4.00 per share in a registered direct offering, resulting in total gross proceeds of approximately $2.3 million. The Company also agreed to issue unregistered warrants to the investors in a concurrent private placement to purchase up to an equivalent number of shares of common stock with an exercise price of $5.04 per share. The warrants will be exercisable six months following the closing date and will expire six years from the date they become exercisable. The closing of the sale of the securities is expected to take place on or about July 7, 2017, subject to the satisfaction of customary closing conditions.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc., is acting as exclusive placement agent for the registered direct offering and the concurrent private placement.

The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-217051), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on April 12, 2017. The warrants and shares issuable upon exercise of the warrants were offered in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended. Yield10 has agreed to file a registration statement on Form S-1 with the SEC covering the resale of the shares of common stock issuable upon exercise of the warrants.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  A prospectus supplement relating to the shares of common stock will be filed by Yield10 with the SEC.  When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Prospectus Department, 277 Park Avenue, 26th Floor, New York, New York 10172 or by email at prospectus@ladenburg.com.

About Yield10 Bioscience

Yield10 Bioscience, Inc. is focused on developing new technologies to achieve step-change improvements in crop yield to enhance global food security. Yield10 has an extensive track record of innovation based around optimizing the flow of carbon in living systems. Yield10 is leveraging its technology platforms and unique knowledge base to design precise alterations to gene activity and the flow of carbon in plants to produce higher yields with lower inputs of land, water or fertilizer. Yield10 is advancing several yield traits it has developed in crops such as Camelina, canola, soybean and corn. Yield10 is headquartered in Woburn, MA and has an Oilseeds center of excellence in Saskatoon, Canada.

For more information about the company, please visit www.yield10bio.com.

(YTEN-G)

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, the completion of the financing described in this press release, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Yield10 Bioscience’s filings with the Securities and Exchange Commission. Yield10 assumes no obligation to update any forward-looking information contained in this press release or with respect to the matters described herein.

Contacts:

Yield10 Bioscience:

Lynne H. Brum, (617) 682-4693, LBrum@yield10bio.com

Investor Relations Contact:

Amato and Partners, LLC

90 Park Avenue, 17th Floor

New York, NY 10016

admin@amatoandpartners.com